U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 24, 2010

Garb Oil & Power Corporation
 (Exact Name of Registrant as Specified in Its Charter)

Utah	0-14859	87-0296694
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1588 South Main St., Ste 200, Salt Lake City, Utah	84115
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 832-9865

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)  Effective on June 24, 2010, the independent accountant who was previously engaged as the principal accountant to audit the Company’s financial statements, HJ & Associates, LLC was dismissed.  This dismissal was approved by the Company’s Board of Directors.  This firm audited the Company’s financial statements for the fiscal years ended December 31, 2009, and 2008.  This accountant’s report on these financial statements was modified as to uncertainty that the Company will continue as a going concern; other than this, this accountant’s report on the financial statements for those years neither contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  In addition, there were no “reportable events” as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-K that occurred within the Company’s most recent fiscal year and the subsequent interim period preceding the former accountant's dismissal.

(b)  Effective on June 24, 2010, the firm of Sherb & Co., LLP was engaged to serve as the new independent registered public accounting firm to audit the Company’s financial statements.  The decision to retain this firm was approved by the Company’s Board of Directors.  During the Company’s two most recent fiscal years, and the subsequent interim period prior to engaging this firm, neither the Company (nor someone on its behalf) consulted the newly engaged firm regarding any matters involving (i) the application of accounting principles to a specified transaction, (ii) the type of opinion that might be rendered on the Company’s financial statements, (iii) accounting, auditing or financial reporting issues, or (iv) reportable events.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)           Not Applicable

(b)           Not Applicable

(c)           Not Applicable

(d)           Exhibits

Exhibit 16.1            Letter on Change in Certifying Accountants (filed herewith)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Garb Oil & Power Corporation

Dated: July 26, 2010	By:	/s/ John Rossi
John Rossi, President
Title

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